UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On May 10, 2017, Select Income REIT, or the Company, agreed to sell $350,000,000 aggregate principal amount of its 4.250% Senior Notes due 2024, or the Notes, in an underwritten public offering.  The Notes are expected to be issued on or about May 15, 2017, and will be issued under the Company’s indenture dated as of February 3, 2015, as supplemented by a supplemental indenture to be dated as of May 15, 2017, between the Company and U.S. Bank National Association.  The Notes will be senior unsecured obligations of the Company.  The Notes will have certain restrictive financial and operating covenants, including covenants that restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties, in excess of calculated amounts, and require the Company to maintain various financial ratios.

The Company intends to use the estimated $342.4 million of net proceeds after discounts and expenses from this offering to repay amounts outstanding under the Company’s unsecured revolving credit facility and for general business purposes.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes was filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief descriptions of the covenants applicable to the Notes are qualified in their entirety by reference to such covenants as they appear in the supplemental indenture for the Notes, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, or in the related indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 3, 2015, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FOR EXAMPLE:

•                  THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT MAY 15, 2017. IN FACT, THE ISSUANCE AND DELIVERY OF THE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED.

•                  THE COMPANY’S CURRENT INTENT TO USE THE NET PROCEEDS FROM THIS OFFERING OF THE NOTES TO REPAY AMOUNTS OUTSTANDING UNDER ITS UNSECURED REVOLVING CREDIT FACILITY AND FOR GENERAL BUSINESS PURPOSES IS DEPENDENT ON THE CLOSING OF THIS OFFERING AND MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of May 10, 2017, between the Company and the underwriters named therein, pertaining to $350,000,000 in aggregate principal amount of the Company’s 4.250% Senior Notes due 2024.

4.1	Form of Second Supplemental Indenture between the Company and U.S. Bank National Association, including the form of the Company’s 4.250% Senior Notes due 2024.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Saul Ewing LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Saul Ewing LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Chief Financial Officer and Treasurer

Dated:  May 12, 2017